Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

of

SKULLCANDY, INC.

FIRST: The name of the corporation (the “Corporation”) is Skullcandy, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of capital stock that the Corporation has the authority to issue shall be 1,000 shares of common stock, par value $0.0001 per share.

FIFTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided that:

(a) Subject to the limitations and exceptions, if any, contained in the by-laws of the Corporation, such by-laws may be adopted, amended or repealed by the board of directors of the Corporation;

(b) Elections of directors need not be by written ballot unless, and only to the extent, otherwise provided in the by-laws of the Corporation;

(c) Subject to any applicable requirements of law, the books of the Corporation may be kept outside the State of Delaware at such location or locations as may be designated by the board of directors of the Corporation or in the by-laws of the Corporation; and

SIXTH: It is further provided that:

(a) Subject to Section (c) of this Article SIXTH, the Corporation shall indemnify and hold harmless any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b) Subject to Section (c) of this Article SIXTH, the Corporation shall indemnify and hold harmless any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(c) Any indemnification under this Article SIXTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer or other person entitled to indemnification under this Article SIXTH is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections (a) or (b) of this Article SIXTH, as the case may be. Such determination shall be made, with respect to an officer or director, (i) by the board of directors by a majority vote of directors who were not parties to such action, suit or proceeding, even if constituting less than a quorum, (ii) by a committee of directors who were not parties to such action, suit or proceeding even if constituting less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (a) or (b) of this Article

SIXTH, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

(d) Notwithstanding any contrary determination in the specific case under Section (c) of this Article SIXTH, and notwithstanding the absence of any determination thereunder, any present or former director or officer of the Corporation may apply to the Court of Chancery of the State of Delaware for indemnification to the extent otherwise permissible under Sections (a) or (b) of this Article SIXTH. The basis of such indemnification by a court shall be a determination by such court that indemnification of such person is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections (a) or (b) of this Article SIXTH, as the case may be. Neither a contrary determination in the specific case under Section (c) of this Article SIXTH nor the absence of any determination thereunder shall be a defense to such application or create a presumption that such person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section (d) of this Article SIXTH shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, such person seeking indemnification in the Court of Chancery of the State of Delaware shall also be entitled to be paid the expense of prosecuting such application.

(e) Expenses incurred by a person who is or was a director or officer of the Corporation in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article SIXTH.

(f) The indemnification and advancement of expenses provided by or granted pursuant to this Article SIXTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections (a) and (b) of this Article SIXTH shall be made to the fullest extent permitted by law. The provisions of this Article SIXTH shall not be deemed to preclude the indemnification of any person who is not specified in Sections (a) or (b) of this Article SIXTH but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware or otherwise.

(g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article SIXTH or Section 145 of the General Corporation Law of the State of Delaware.

(h) For purposes of this Article SIXTH, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article SIXTH with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article SIXTH, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article SIXTH. For purposes of any determination under Section (c) of this Article SIXTH, a person shall be deemed to have acted in good faith in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section (h) shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section (h) shall not be deemed to be exclusive, or to limit in any way, the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections (a) or (b) of Article SIXTH, as the case may be.

(i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article SIXTH shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

(j) Notwithstanding anything contained in this Article SIXTH to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section (d) of this Article SIXTH), the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part, thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the Corporation.

(k) The Corporation may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SIXTH to directors and officers of the Corporation.

(l) To the maximum extent permitted by the General Corporation Law of the State of Delaware, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this Article SIXTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article SEVENTH shall not eliminate or limit the liability of a director (i) for any breach of his or her duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derives an improper personal benefit.

If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any amendment, repeal or modification of this Article SEVENTH shall be prospective only, and shall not adversely affect any right or protection of a director of the Corporation under this Article SEVENTH in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the General Corporation Law of the State of Delaware and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

NINTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current of former director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (c) any action arising pursuant to any provision of the General Corporation Law of the State of Delaware or this Certificate of Incorporation or the by-laws of the Corporation (as each may be amended from time to time), (d) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the by-laws of the Corporation or (e) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of, and to have consented to, the provisions of this Article NINTH.